UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2011
HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33987	26-0351454

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2175 Point Boulevard Suite 375 Elgin, Illinois	60123

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 836-5670
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On March 15, 2011, Heritage-Crystal Clean, Inc. (the “Company”) and its operating subsidiary Heritage-Crystal Clean, LLC entered into the Third Amendment (the "Amendment") to the Third Amended and Restated Credit Agreement dated as of December 14, 2009 between Heritage-Crystal Clean, LLC and Bank of America, N.A. (the “Credit Agreement”). The Amendment provides the Company with a $20 million Term A Loan that matures on March 15, 2016. The interest rate that applies to the Term A Loan is based on the same calculations that have historically applied (and continue to apply) to the Company's borrowing under the revolver portion of the Credit Agreement ("revolver"). In connection with the provision of the new Term A Loan, the amounts available for borrowing under the revolver were reduced from $30 million to $20 million. The Company expects that the $20 million Term A Loan will provide the Company with financial resources needed to complete construction of its used oil re-refinery in Indianapolis, Indiana.
The foregoing description of the Amendment to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment filed as Exhibit 10.5 to this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

This report contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: the Company's ability to complete its used oil re-refinery as anticipated; the used oil re-refinery does not perform as anticipated; the Company is unable to generate sufficient funds to build and support its used oil re-refinery; the Company does not realize the anticipated benefits from its acquisition of the Warrior Group; the Company's ability to comply with the extensive environmental, health and safety and employment laws and regulations that the Company is subject to; changes in environmental laws that affect the Company's business model; competition; claims relating to the Company's handling of hazardous substances; the limited demand for the Company's used solvent; the Company's dependency on key employees; the Company's ability to effectively manage its extended network of branch locations; warranty expense and liability claims; personal injury litigation; dependency of suppliers; economic conditions including the recent recession and financial crisis, and downturns in the business cycles of automotive repair shops, industrial manufacturing business and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil; the control of The Heritage Group over the Company; and the risks identified in the Company's most recent Annual Report on Form 10-K filed with the SEC and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The Company assumes no obligation to update or revise them or provide reasons why actual results may differ. The information in this report should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
Exhibit 10.5
Third Amendment dated as of March 15, 2011 to the Third Amended and Restated Credit Agreement dated as of December 14, 2009 by and among Heritage-Crystal Clean, Inc., Heritage-Crystal Clean, LLC and Bank of America, N.A.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.
Date: March 21, 2011	By:	/s/ Greg Ray
Title: Greg Ray, Chief Financial Officer, Vice
President, Business Management and Secretary